Filed pursuant to Rule 433
Free Writing Prospectus
August 5, 2024
Registration No. 333-277008

EZET Franklin Ethereum ETF – Zero fees digital ads

EZET Franklin Ethereum ETF – Zero fees digital ads

# EZET Franklin Ethereum ETF – Zero fees digital ads

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EZET
Zero fees through Jan 2025*
Franklin Ethereum ETF
Access now
FRANKLIN TEMPLETON
*For a period from July 23, 2024 to January 31, 2025, the Sponsor will waive the entire Sponsor's Fee (0.19%) on the first $10.0 billion of the Fund's assets.
Important Information: Franklin Ethereum ETF (the "Fund") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.
© 2024 Franklin Distributors, LLC. Member FINRA/SIPC.

## Display - animated

Frame 1


EZET
Zero fees through Jan 2025*
Franklin Ethereum ETF
FRANKLIN TEMPLETON

Frame 2


EZET
Zero fees through Jan 2025*
Franklin Ethereum ETF
Access now
FRANKLIN TEMPLETON

Frame 3 – stays on screen for six seconds


EZET
FRANKLIN TEMPLETON
*For a period from July 23, 2024 to January 31, 2025, the Sponsor will waive the entire Sponsor's Fee (0.19%) on the first $10.0 billion of the Fund's assets.
Important Information: Franklin Ethereum ETF (the "Fund") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.
© 2024 Franklin Distributors, LLC. Member FINRA/SIPC.

Frame 4


EZET
Zero fees through Jan 2025
Franklin Ethereum ETF
Access now
FRANKLIN TEMPLETON

## Social


Franklin Templeton
Sponsored
Ethereum exposure without the hassle of buying Ethereum directly, without fees until Jan 2025. That's EZET.
EZET
Zero fees through Jan 2025*
Franklin Ethereum ETF
Access now
*For a period from July 23, 2024 to January 31, 2025, the Sponsor will waive the entire Sponsor's Fee (0.19%) on the first $10.0 billion of the Fund's assets.
Important Information: Franklin Ethereum ETF (the "Fund") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.
© 2024 Franklin Distributors, LLC. Member FINRA/SIPC.
franklintempleton.com
EZET
Franklin Ethereum ETF
Learn more

**Landing page (for reference only, separately reviewed):**
https://www.franklintempleton.com/strategies/franklin-ethereum-etf-ezet?role=fp